EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that PepsiCo, Inc. (“PepsiCo”) and each other undersigned, an officer or director, or both, of PepsiCo, do hereby appoint David Yawman, Cynthia A. Nastanski and Heather A. Hammond, and each of them severally, its, his or her true and lawful attorney-in-fact to execute on behalf of PepsiCo and the undersigned the following documents and any and all amendments thereto (including post-effective amendments) deemed necessary or appropriate by any such attorney-in-fact:

(i)
Automatic Shelf Registration Statement No. 333-234767 relating to the offer and sale of PepsiCo Common Stock, Debt Securities, Warrants and Units, the Automatic Shelf Registration Statement No. 333-133735 relating to the offer and sale of PepsiCo Common Stock, Debt Securities, Warrants and Units, the Automatic Shelf Registration Statement No. 333-154314 relating to the offer and sale of PepsiCo Common Stock, Debt Securities, Guarantees of Debt Securities, Warrants and Units, the Automatic Shelf Registration Statement No. 333-177307 relating to the offer and sale of PepsiCo Common Stock, Debt Securities, Warrants and Units, the Automatic Shelf Registration Statement No. 333-197640 relating to the offer and sale of PepsiCo Common Stock, Debt Securities, Warrants and Units, and the Automatic Shelf Registration Statement No. 333-216082 relating to the offer and sale of PepsiCo Common Stock, Debt Securities, Warrants and Units;

(ii)	Registration Statements No. 33-53232, 33-64243, 333-102035 and 333-228466 relating to the offer and sale of PepsiCo’s Debt Securities, Warrants and/or Guarantees;

(iii)
Registration Statements No. 33-4635, 33-21607, 33-30372, 33-31844, 33-37271, 33-37978, 33-47314, 33-47527, 333-53436 and 333-56302 all relating to the primary and/or secondary offer and sale of PepsiCo Common Stock issued or exchanged in connection with acquisition transactions;

(iv)
Registration Statements No. 33-29037, 33-35602, 33-42058, 33-51496, 33-54731, 33-42121, 33-50685, 33-66150 and 333-109513 relating to the offer and sale of PepsiCo Common Stock under the PepsiCo SharePower Stock Option Plan;

(v)
Registration Statements No. 2-82645, 33-51514, 33-60965 and 333-89265 relating to the offer and sale of PepsiCo Common Stock under the PepsiCo Long-Term Savings Program or the PepsiCo 401(k) Plan; Registration Statement No. 333-65992 relating to the offer and sale of PepsiCo Common Stock under the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates (Teamster Local Union #173), the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates; Registration Statement No. 333-66634 relating to the offer and sale of PepsiCo Common Stock under The Quaker 401(k) Plan for Salaried Employees and The Quaker 401(k) Plan for Hourly Employees; Registration Statements Numbers 333-76196, 333-76204, 333-150867 and 333-150868 each relating to the offer and sale of PepsiCo Common Stock under The PepsiCo Savings Plans;

(vi)
Registration Statements No. 33-61731, 333-09363 and 333-109514 relating to the offer and sale of PepsiCo Common Stock under The PepsiCo, Inc. 1995 Stock Option Incentive Plan; Registration Statement No. 33-54733 relating to the offer and sale of PepsiCo Common Stock under The PepsiCo, Inc. 1994 Long-Term Incentive Plan and resales of such shares by executive officers of PepsiCo; Registration Statement No. 33-19539 relating to the offer and sale of PepsiCo Common Stock under PepsiCo’s 1987 Incentive Plan and resales of such shares by executive officers of PepsiCo; Registration Statement No. 2-65410 relating to the offer and sale of PepsiCo Common Stock under PepsiCo’s 1979 Incentive Plan and 1972 Performance Share Plan, as amended; Registration Statement No. 333-66632 relating to the offer and sale of PepsiCo Common Stock under The Quaker Long Term Incentive Plan of 1990, The Quaker Long Term Incentive Plan of 1999, and The Quaker Oats Company Stock Option Plan for Outside Directors; Registration Statement No. 333-109509 relating to the offer and sale of PepsiCo Common Stock under the PepsiCo, Inc. 2003 Long-Term Incentive Plan and resales of such shares by executive officers and directors of PepsiCo; and Registration Statements Nos. 333-142811 and 333-166740 relating to the offer and sale of PepsiCo Common Stock under the PepsiCo, Inc. 2007 Long-Term Incentive Plan;

(vii)	Registration Statements No. 33-22970 and 333-110030 relating to the offer and sale of PepsiCo Common Stock under PepsiCo’s Director Stock Plan and resales of such shares by Directors of PepsiCo;

(viii)
Registration Statement No. 333-162261 relating to the issuance of shares of PepsiCo Common Stock to stockholders of The Pepsi Bottling Group, Inc. pursuant to the Agreement and Plan of Merger dated as of August 3, 2009, as may be amended from time to time, among PepsiCo, PBG and Pepsi-Cola Metropolitan Bottling Company, Inc. (“Metro”);

(ix)
Registration Statement No. 333-162260 relating to the issuance of shares of PepsiCo Common Stock to stockholders of PAS pursuant to the Agreement and Plan of Merger dated as of August 3, 2009, as may be amended from time to time, among PepsiCo, PAS and Metro;

(x)	Schedule 13E-3 relating to the Agreement and Plan of Merger dated as of August 3, 2009, as may be amended from time to time, among PepsiCo, PBG and Metro;

(xi)	Schedule 13E-3 relating to the Agreement and Plan of Merger dated as of August 3, 2009, as may be amended from time to time, among PepsiCo, PAS and Metro;

(xii)	Registration Statement No. 333-87526 relating to the offer and sale of PepsiCo Common Stock under The PepsiCo Share Award Plan;

(xiii)
Registration Statement No. 333-165106 relating to the offer and sale of PepsiCo Common Stock under the PBG 401(k) Savings Program, the PBG 401(k) Program, the PepsiAmericas, Inc. Salaried 401(k) Plan and the PepsiAmericas, Inc. Hourly 401(k) Plan;

(xiv)
Registration Statement No. 333-165107 relating to the offer and sale of PepsiCo Common Stock under the PBG 2004 Long Term Incentive Plan, the PBG 2002 Long Term Incentive Plan, the PBG Long Term Incentive Plan, The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan, the PBG Directors’ Stock Plan, the PBG Stock Incentive Plan and the PepsiAmericas, Inc. 2000 Stock Incentive Plan;

(xv)	Registration Statement No. 333-165176 relating to the offer and sale of PepsiCo Common Stock under the PepsiAmericas, Inc. 2000 Stock Incentive Plan;

(xvi)	Registration Statement No. 333-165177 relating to the offer and sale of PepsiCo Common Stock under the PBG 2004 Long Term Incentive Plan, the PBG 2002 Long Term Incentive

Plan, the PBG Long Term Incentive Plan, The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan and the PBG Stock Incentive Plan; and

(xvii)
the Annual Report on Form 10-K for the fiscal year ended December 28, 2019 and all other applications, reports, registrations, information, documents and instruments filed or required to be filed by PepsiCo with the Securities and Exchange Commission (the “SEC”), including, but not limited to the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or any amendment or supplement thereto, any stock exchanges or any governmental official or agency in connection with the listing, registration or approval of PepsiCo Common Stock, PepsiCo debt securities or warrants, other securities or PepsiCo guarantees of its subsidiaries’ or third party debt securities or warrants, or the offer and sale thereof, or in order to meet PepsiCo’s reporting requirements to such entities or persons;

and to file the same with the SEC, any stock exchange or any governmental official or agency, with all exhibits thereto and other documents in connection therewith, and each of such attorneys-in-fact shall have the power to act hereunder with or without any other.

* * *
Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument. This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. This Power of Attorney, unless earlier revoked by the undersigned in the manner set forth above, will be valid as to each attorney-in-fact until such time as such attorney-in-fact ceases to be an employee of PepsiCo.

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IN WITNESS WHEREOF, each of the undersigned has executed this instrument on the date indicated opposite its, his or her name.

PepsiCo, Inc.		February 13, 2020

By:	/s/ Ramon L. Laguarta
Ramon L. Laguarta
Chairman of the Board of Directors and Chief Executive Officer

/s/ Ramon L. Laguarta Ramon L. Laguarta	Chairman of the Board of Directors and Chief Executive Officer	February 13, 2020

/s/ Hugh F. Johnston Hugh F. Johnston	Vice Chairman, Executive Vice President and Chief Financial Officer	February 13, 2020

/s/ Marie T. Gallagher Marie T. Gallagher	Senior Vice President and Controller (Principal Accounting Officer)	February 13, 2020

/s/ Shona L. Brown Shona L. Brown	Director	February 13, 2020

/s/ Cesar Conde Cesar Conde	Director	February 13, 2020

/s/ Ian M. Cook Ian M. Cook	Director	February 13, 2020

/s/ Dina Dublon Dina Dublon	Director	February 13, 2020

/s/ Richard W. Fisher Richard W. Fisher	Director	February 13, 2020

/s/ Michelle Gass Michelle Gass	Director	February 13, 2020

/s/ William R. Johnson William R. Johnson	Director	February 13, 2020

/s/ David C. Page David C. Page	Director	February 13, 2020

/s/ Robert C. Pohlad Robert C. Pohlad	Director	February 13, 2020

/s/ Daniel Vasella Daniel Vasella	Director	February 13, 2020

/s/ Darren Walker Darren Walker	Director	February 13, 2020

/s/ Alberto Weisser Alberto Weisser	Director	February 13, 2020